UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2006

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into Material Definitive Agreement

Board Member Agreement for Mr. Stevens

On March 7, 2006, the Board of Directors (the "Board") of Chordiant Software, Inc. (the "Company") entered into a Board Member Agreement and a Non-Employee Director Stock Option Agreement with a newly elected non-executive director, Richard G. Stevens, that established his compensation for service as a member of the Board as follows: (i) an annual fee of $30,000, payable quarterly in installments of $7,500 provided he attends 3 or 4 regularly scheduled meetings; (ii) a one-time grant of a nonqualified option for 25,000 shares of the Company's common stock, at the closing market price of the Company's common stock on March 7, 2006 ; (iii) an annual option grant to purchase 7,500 shares to be granted immediately following the annual meeting of shareholders (pro-rated); (iv) $3,000 per quarter ($12,000 annually) to serve as the Chair of the Audit Committee and $1,500 per meeting of the Audit Committee not to exceed $6,000 per quarter and (v) an annual option grant immediately following the annual meeting of shareholders to purchase 5,000 shares of the Company's common stock (pro-rated) for Mr. Steven's service on the Audit Committee. Pursuant to the Non-Employee Director Stock Option Agreement, the option has a 10-year term and the shares of the Company's common stock subject to option will vest over three years (1-year cliff and monthly thereafter). Pursuant to the Board Member Agreement the Company will reimburse all expenses incurred by Mr. Stevens in the course of the performance of his duties as a director. In addition, pursuant to the Indemnification Agreement, Mr. Stevens will be indemnified, in certain circumstances, by the Company for any actions taken by Mr. Stevens as a Board member.

The description of each of the Board Member Agreement, the Form of Non-Employee Director Stock Option Agreement and the Indemnification Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the copy of the Board Member Agreement filed as Exhibit 10.1 and copies of the Non-Employee Director Stock Option Agreement and the Indemnification Agreement filed as Exhibits 10.4, and 10.13, respectively, to Chordiant's Annual Report on Form 10-K filed on December 9, 2005.

Separation terms relating to Mr. de Urioste

As disclosed in Item 5.02(b) below, Mr. George de Urioste resigned, effective March 8, 2006, as the Company's Chief Financial Officer and Chief Operating Officer. The terms of Mr. George de Urioste's separation with the Company (which are contingent on the execution of a written agreement) are:

  Mr. de Urioste will continue as an employee of the Company but not as an officer of the Company, until March 31 (the "Date of Termination").

  The Company will pay Mr. de Urioste severance payments equal to Mr. de Urioste base salary of $350,000 for five months following the Date of Termination, subject to the standard payroll deductions and withholdings.

  The Company will, for five (5) months after the Separation Date, reimburse Mr. de Urioste's for premium payments sufficient to continue his group health insurance coverage at the level in effect as of the Date of Termination (including dependent coverage, if any); provided, however, that his right to such payments shall cease on the date that he becomes eligible for group health insurance benefits through a new employer.

  Mr. de Urioste will sign a release in a form acceptable to the Company on the Date of Termination (the "Release Execution Date").

Additional Terms of Employment for Peter Norman

As disclosed in Item 5.02(c) below, the Board of Directors appointed Mr. Peter Norman the Company's Chief Financial Officer and Principal Accounting Officer. The Board of Directors also increased Mr. Norman's annual base salary to $230,000 and increased his bonus target to 60% of his base salary. Additionally, the Board approved the grant of an option to purchase fifty-five thousand (55,000) shares of the Company's common stock.

Item 5.02 Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers.

(b) Effective March 8, 2006, George de Urioste resigned as the Company's Chief Financial Officer and Chief Operating Officer. Subsequent to his resignation, Mr. de Urioste will continue to be employed by the Company for until March 31, 2006 to ensure a smooth transition.

(c) Effective March 8, 2006, the Board of Directors appointed Peter S. Norman to Vice President, Chief Financial Officer and Principal Accounting Officer. Mr. Norman will be responsible for Chordiant's accounting, finance and reporting functions. Mr. Norman joined Chordiant in August 2004 as Director of Finance and was named Vice President and Corporate Controller in March 2005. Prior to his employment at Chordiant, he spent 12 years as a senior manager in the audit practice of KPMG Peat Marwick LLP. He also served in senior financial and operational positions with several private companies. Mr. Norman holds a Bachelor of Science Degree, cum laude, from Humboldt State University with a major in accounting. He is a Certified Public Accountant (CPA), a member of the American Institute of Certified Public Accountants, and a member of the California State Society of Certified Public Accountants.

(d) On March 7, 2006, the Board of Directors of Chordiant Software, Inc., by unanimous written consent, expanded its Board of Directors to 8 members and elected Richard G. Stevens, founder and managing director of Hunter Stevens, a professional services firm, as a Class I Director effective March 7, 2006 to serve until the 2008 Annual Meeting of Stockholders, or until his successor is elected and qualified.

Additionally, the Board of Directors appointed Mr. Stevens to serve on the Audit Committee and designated him the Chairman. The Board of Directors also designated Mr. Stevens as the Company's financial expert. David Weymouth and David Springett remain as members of the Audit Committee.

Prior to forming Hunter Stevens in 1995, Mr. Stevens served as a partner with Ernst & Young and Coopers & Lybrand, and held executive positions at other business organizations. Mr. Stevens had served as the chairman of the audit committee at Verity, Inc., a software firm based in Sunnyvale, CA, and at Pain Therapeutics, Inc., a bio-science company in South San Francisco. He currently provides consultation to a number of early-stage, pre-IPO and mature public companies. Mr. Stevens received his undergraduate BS degree with honors from the University of San Francisco. Mr. Stevens is a licensed CPA in the state of California and a Certified Fraud Examiner.

A copy of the press release issued in connection with Mr. Norman's appointment as Chief Financial Officer is attached to this Report as Exhibit 99.1.

A copy of the press release issued in connection with Mr. Stevens' appointment to the Board is attached to this Report as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Description

10.1            Board Member Agreement with Mr. Richard G. Stevens dated March 7, 2006.*

99.1            Press Release of Chordiant Software, Inc. dated March 8, 2006.

99.2            Press Release of Chordiant Software, Inc. dated March 9, 2006.

*Compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chordiant Software, Inc.

Date: March 9, 2006	By: /s/ Steven R. Springsteel Steven R. Srpingsteel President and Chief Executive Officer